Exhibit 10.43

CONVERSION AGREEMENT
THIS CONVERSION AGREEMENT (this “Agreement”) is effective as of October 15, 2018 by and among SEELOS THERAPEUTICS, INC., a Delaware corporation (the “Company”), and the parties listed on the Schedule of Holders attached to this Agreement as EXHIBIT A (each, a “Holder” and, collectively, the “Holders”).
RECITALS
WHEREAS, the Company issued to the Holders secured convertible promissory notes (each, a “Note” and, collectively, the “Notes”) on the dates and in the principal amounts set forth on the Schedule of Holders attached to this Agreement as EXHIBIT A, for an aggregate principal amount of $2,280,000;
WHEREAS, the Company desires to issue and sell approximately 989,680 shares of its common stock, par value $0.00001 per share (the “Common Stock”) for cash, at a price of $15.16 per share (based on a $65,000,000 pre-money valuation of the Company) (the “Financing”), for total cash gross proceeds to the Company of approximately $15,000,000;
WHEREAS, pursuant to the terms of the Notes, the outstanding principal, together with accrued and unpaid interest thereon (the “Loan Balance”), under each Note will automatically convert upon the closing of the Company’s issuance of preferred stock of the Company for capital-raising purposes occurring on or prior to April 30, 2019 resulting in gross proceeds (individually or in the aggregate) to the Company of at least $1,000,000 (excluding any amounts deemed received in connection with the conversion of the Notes) (a “Qualifying Financing”), into that number of shares of capital stock of the Company, rounded down to the nearest whole share, equal to the quotient obtained by dividing the then-outstanding Loan Balance by the percentage set forth opposite such Holder’s name under the column “Conversion Discount” on the Schedule of Holders attached to this Agreement as EXHIBIT A of the lowest purchase price per share paid by another investor in the Qualifying Financing;
WHEREAS, notwithstanding that the Financing does not contemplate the issuance of preferred stock of the Company, the Holders desire to convert the Notes in connection with the Financing on the terms set forth in this Agreement;
WHEREAS, in accordance with the terms of this Agreement, the Loan Balance under each Note will be converted into shares of Common Stock at the price per share set forth on the Schedule of Holders attached to this Agreement as EXHIBIT A; and
WHEREAS, each Holder’s conversion of his, her or its Loan Balance into shares of Common Stock will effectuate a complete settlement of the Loan Balance and provide a release of the Company from any present or further liability with respect to the Loan Balance and the Note.
NOW, THEREFORE, in consideration of the obligations set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Exhibit 10.43

AGREEMENT
1.CONVERSION. Subject to the terms and conditions of this Agreement, contingent upon and effective as of immediately prior to the closing of the Financing (the “Closing”), the full Loan Balance under each Note shall be automatically converted (the “Conversion”) into that number of shares of Common Stock set forth opposite such Holder’s name on the Schedule of Holders attached to this Agreement as EXHIBIT A (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the date hereof) (the “Conversion Shares”). Effective as of the issuance of the Conversion Shares to the applicable Holder and the payment by the Company in cash to such Holder the amount set forth opposite such Holder’s name under the column “Cash in Lieu of Fractional Shares” on the Schedule of Holders attached to this Agreement, such Holder’s Note shall be deemed terminated in its entirety and of no further force or effect. Each Holder shall deliver its Note to the Company for cancellation within five (5) business days after the Closing; provided that a Holder’s failure to deliver such Note by such deadline shall not affect or impair the termination of such Note as set forth in the foregoing sentence.
2.    ENTIRE LOAN BALANCE; WAIVER. The Company and each Holder hereby agree that the Loan Balance is the entire outstanding obligation of the Company to such Holder as will be outstanding as of the close of business on November 29, 2018 pursuant to the respective Note, and further agree that no other liabilities or obligations have accrued or will accrue in favor of such Holder for which the Company is responsible. The Company and each Holder further hereby acknowledge and agree that such Holder’s Note shall not accrue any interest after November 29, 2018, and each Holder hereby waives any and all rights to accrue or receive interest under such Holder’s Note after November 29, 2018, in each case notwithstanding the terms of such Holder’s Note.
3.    GENERAL RELEASE.
3.1    Release. Each Holder, on behalf of himself, herself or itself or his, her or its affiliates (collectively, the “Releasing Parties”), hereby waives and releases all claims relating in any way to the Holder’s right to collect the Loan Balance being converted hereunder, except for the Holder’s right to receive the Conversion Shares (the “Released Claims”), effective as of the effectiveness of the Conversion.
3.2    Unknown Claims. It is further understood and agreed that as a condition of this Agreement, all rights under Section 1542 of the Civil Code of the State of California are expressly waived by each Holder. Such Section reads as follows:
“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”
Notwithstanding Section 1542 of the Civil Code of the State of California, and for the purpose of implementing a full and complete release and discharge of the Released Claims, each Holder, for himself, herself or itself and on behalf of the applicable Releasing Parties, expressly acknowledges that the foregoing release is intended to include, and does include in its effect, without limitation, all Released Claims that the Releasing Parties do not know or suspect to exist in their favor against the Company at the time of execution hereof, and that the foregoing release expressly contemplates the extinguishment of all such claims.

Exhibit 10.43

4.    MISCELLANEOUS PROVISIONS.
4.1    Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof. No party hereto shall be liable or bound to any other party in any manner with respect to the subject matter hereof or thereof by any warranties, representations or covenants except as specifically set forth herein.
4.2    Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York as applied to agreements among residents of the State of New York entered into and to be performed entirely within the State of New York, without reference to conflict of law or choice of law principles that would cause the application of laws of any other jurisdiction.
4.3    Amendments; Modifications; Waivers. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by each of the parties hereto.
4.4    Assignment. Neither this Agreement nor any duties or obligations under this Agreement may be assigned by either party without the prior written consent of the other party.
4.5    Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms. Any invalidity, illegality or limitation on the enforceability of the Agreement or any part thereof, by any Holder whether arising by reason of the law of the respective Holder’s domicile or otherwise, shall in no way affect or impair the validity, legality or enforceability of this Agreement with respect to any other Holder.
4.6    Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of his, her or its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.
4.7    Counterparts; Execution by Electronic Transmission. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile, .pdf or other electronic method shall be equally as effective as delivery of an original executed counterpart of this Agreement.
4.8    Termination. This Agreement shall automatically terminate and be of no further force or effect if the initial closing of the Financing has not occurred by December 15, 2018.
[SIGNATURE PAGE FOLLOWS]

Exhibit 10.43

IN WITNESS WHEREOF, the parties hereto have executed this Conversion Agreement as of the date first set forth above.
COMPANY:
SEELOS THERAPEUTICS, INC.
By: /s/ Raj Mehra, Ph.D.
Name: Raj Mehra, Ph.D.
Title: Chief Executive Officer

The Company’s address for notices:
Seelos Therapeutics, Inc.
209 Lukes Wood Road
New Canaan, CT 06840
Attn: Dr. Raj Mehra

Exhibit 10.43

IN WITNESS WHEREOF, the parties hereto have executed this Conversion Agreement as of the date first set forth above.
HOLDERS:

By: ____________________________________
Name: __________________________________
Title: ___________________________________

Exhibit 10.43

EXHIBIT A
SCHEDULE OF HOLDERS

Name	Issue Date	Conversion Discount	Price Per Share	Principal Amount	Accrued and Unpaid Interest*	Total Principal and Accrued and Unpaid Interest Through 11/29/2018	Total Conversion Shares	Total Amount to be Converted	Cash in Lieu of Fractional Shares

TOTAL				$2,280,000	$135,011.51	$2,415,011.51	223,648	$2,414,915.65	$95.96